Exhibit 23.3













               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated May 17, 2002 of our report dated August 16, 2001, relating to the consolidated financial statements of Groen Brothers Aviation, Inc. for the years ended June 30, 2001 and 2000, which report is included in Form 10-KSB of Groen Brothers Aviation, Inc. filed October 11, 2001.



                                /s/ TANNER + CO.












Salt Lake City, Utah
May 17, 2002